C3 AI Announces Third Quarter Fiscal 2024 Financial Results
Revenue Tops Guidance. Growth Accelerates.
Revenue Target Raised
REDWOOD CITY, Calif. — February 28, 2024 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal third quarter ended January 31, 2024.
“We had a great quarter. Total revenue of $78.4 million grew 18% year-over-year, exceeding our guidance range. Customer engagement grew 80% year-over-year,” said C3 AI CEO and Chairman Thomas M. Siebel. “Our significant first mover advantage in Enterprise AI is generating tailwinds as market interest in adopting AI accelerates.”

Fiscal Third Quarter 2024 Financial Highlights
•Revenue: Total revenue for the quarter was $78.4 million, an increase of 18% compared to $66.7 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $70.4 million, constituting 90% of total revenue, an increase of 23% compared to $57.0 million one year ago.
•Gross Profit: GAAP gross profit for the quarter was $45.3 million, representing a 58% gross margin. Non-GAAP gross profit for the quarter was $54.7 million, representing a 70% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(0.60). Non-GAAP net loss per share was $(0.13).
•Cash Reserves: $723.3 million in cash, cash equivalents, and marketable securities.
•Customer Engagement: Customer Engagement for the quarter was 445, an increase of 80% compared to 247 one year ago.1

Business Highlights
C3 AI is leveraging its first-to-market advantage in Enterprise AI and powerful market demand trends to drive strong business results.
•In Q3, the Company closed 50 agreements (an increase of 85% year-over-year) including 29 new pilots (an increase of 71% year-over-year).
•The Company entered into new agreements with Boston Scientific, Pantaleon, Booz Allen, Southwire, Carpenter Technology Corporation, Florida Crystals, Santa Ana Agriculture, Cerveceria Guatemala, AbbVie, T-Mobile, the U.S. Department of Defense, Bloom Energy, Ball Corporation, DLA Piper, Carlisle Companies, and Holcim, among others.
•The C3 AI State & Local Government Suite of applications generated record bookings, leading all industries. In Q3, the Company signed agreements with San Mateo County, Daly City, and Riverside County in California. These bellwether deals pave the way for significant market opportunities in counties, cities, and municipalities throughout the U.S.
•C3 AI’s partner ecosystem continues to be productive. Partner-supported bookings grew 337% year-over-year and 62% quarter-over-quarter. In Q3, the Company closed 27 agreements through its partner network, including AWS, Baker Hughes, Booz Allen, Google Cloud, and Microsoft.
•The qualified opportunity pipeline increased by 73% year-over-year, with C3 Generative AI opportunities exceeding opportunities for any other product.

1 Refer to FY23-Q4 Investor Supplemental for more details on Customer Engagement methodology.

Business Diversification
The Company continues to diversify across industries. In Q3, our bookings distribution by industry was:

State and Local Government	29%
Federal, Defense and Aerospace	25%
Manufacturing	16%
Agriculture	11%
Chemicals	8%
Professional Services	7%
Energy and Utilities	2%
Food Processing and Consumer Packaged Goods	1%
Oil and Gas	1%

Customer Success
C3 AI remains the leader in AI-powered predictive maintenance solutions, continuing to deliver significant economic value across industries, with heavy adoption in the industrial sector.
•Holcim, a European leader in sustainable building solutions, embarked on a production pilot with C3 AI in May 2023 to configure and deploy the C3 AI Reliability Suite. Following a successful six-month pilot, Holcim entered into a four-year agreement with C3 AI to scale C3 AI Reliability across its 100+ cement plants. Holcim’s predictive maintenance program monitors a large number of assets and will generate significant yearly economic value in maintenance cost reduction and production increases. Further, Holcim is implementing C3 Generative AI to enrich C3 AI Reliability and to assist with complex equipment troubleshooting.
C3 Generative AI continues to gain traction with organizations that rely on technology solutions to produce accurate information and process highly sensitive data.
•DLA Piper, a global law firm pioneering technology innovation in the legal sector, worked with C3 AI to create a first-of-its-kind generative AI application to streamline the analysis of complex legal agreements. In three months, DLA Piper has used C3 Generative AI to reduce the attorney time it takes to create 200+ point due diligence analyses of limited partner agreements by 80%. As a result of this application, DLA Piper is realizing new operational efficiencies and freeing up attorneys to focus on delivering increased client value.
State and local government agencies continue to realize benefits with C3 AI such as improved transparency, productivity, and service levels made possible by the C3 AI Platform.
•Law Enforcement Departments in San Mateo County have unanimously elected to adopt C3 AI Law Enforcement to integrate investigative data and enhance collaboration between agencies. To support California’s efforts to reduce organized retail, cargo, and automotive theft, the San Mateo County Sheriff’s Office and Daly City Police Department both signed multi-agency expansion agreements. Funded through the California Board of State and Community Corrections Organized Retail Theft grant, this agreement and the resulting work will unite participating police departments’ databases, with a combined 15 local police departments and 16 agencies deploying the application including Burlingame, Daly City, the City of San Mateo, San Bruno, Atherton, Redwood City, South San Francisco, Menlo Park, Foster City, Belmont, Pacifica, East Palo Alto, Colma, Broadmoor, Brisbane, and others.

Federal Momentum
•C3 AI’s Federal business continues to show significant strength, with Federal revenue up over 100% year-over-year and bookings up 85% year-over-year.
•The Company entered into new and expansion agreements with the U.S. Department of Defense, the U.S. Intelligence Community, the Missile Defense Agency, and the U.S. Air Force. These agreements included seven C3 Generative AI agreements.

•C3 AI entered into an enhanced partnership agreement with Paradyme to increase capacity for deploying appropriately cleared data scientists and application engineers into our classified government installations. Since 2021, C3 AI and Paradyme have partnered to provide AI-powered applications that deliver predictive insights to Federal agencies. Under the new agreement, Paradyme will significantly grow its number of dedicated C3 AI–trained staff to accelerate joint selling and delivery efforts. In addition to the C3 AI Defense and Intelligence Suite, Paradyme will jointly market C3 Generative AI for Defense and C3 AI Law Enforcement.

C3 Generative AI
•The Company closed 17 C3 Generative AI pilots across a broad range of industries, including: Federal, Defense and Aerospace; Agriculture and Forestry; Food Processing; Manufacturing; State and Local Government; Chemicals; Life Sciences; and others. C3 Generative AI pilots spanned the North America, EMEA, and Latin America geographies.
•The Company converted C3 Generative AI pilots to production with Indorama, Pantaleon, Riverside County in California, and Groupe Atlantic, among others.
•C3 Generative AI is unique in the market, offering:
◦Deterministic responses generate accurate, consistent results by utilizing a retrieval-augmented generative architecture that separates the enterprise knowledge base from the large language model.
◦Full traceability to ground truth with the ability to trace back to source documents and data for every insight that is generated.
◦Minimal hallucination provides accurate answers with embedded relevance scoring and a solution that answers “I don’t know” when the relevance threshold is not met.
◦Omni-modal data support enables users to access, retrieve, and reason on data beyond text, including images, sensor data, structured tabular data, and application data.
◦Image and table parsing gives users the ability to reason on tables or images within documents and handle complex document sections for high-accuracy results.
◦Ability to execute complex, multi-step workflows that include reasoning.
◦Multi-lingual support so users can engage through the language of their choice.
◦Built-in advanced mathematical tool that is automatically invoked by C3 Generative AI.
◦LLM agnostic architecture to future proof investments and leverage the latest advancements in generative AI and deep learning with an LLM-agnostic solution architecture.

C3 Transform 2024
C3 AI will be holding our fifth annual international user group conference, C3 Transform, in Boca Raton from March 5–7, 2024. Over 500 customers and partners are registered to attend, including leaders across most every sector. By bringing together C3 AI experts and early adopters who can speak to the value of Enterprise AI, C3 Transform gives attendees the chance to discover exactly how they can use Enterprise AI and Generative AI securely and effectively. The C3 Transform agenda is available as part of our FY24-Q3 Investor Supplemental.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the fourth quarter of fiscal 2024 and full-year fiscal 2024:

(in millions)	Fourth Quarter Fiscal 2024 Guidance	Full Year Fiscal 2024 Guidance
Total revenue	$82.0 - $86.0	$306.0 - $310.0
Non-GAAP loss from operations	$(43.5) - $(51.5)	$(115.0) - $(123.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Third Quarter Fiscal 2024 Financial Results Conference Call
When:	Wednesday, February 28, 2024
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BI043fc55bffbb4cfa8dff21f890170f73 (live call)
Webcast:	https://edge.media-server.com/mmc/p/4qy3odyu/ (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our sales and customer opportunity pipeline, the expected benefits of our offerings (including the potential benefits of our C3 Generative AI offerings), our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including difficulties in evaluating our prospects and future results of operations given our operating history, our dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, and our history of operating losses. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2023, October 31, 2023 and, when available, January 31, 2024, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Edelman
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023
Revenue
Subscription(1)	$70,400	$57,043	$198,201	$173,577
Professional services(2)	8,001	9,626	25,791	20,808
Total revenue	78,401	66,669	223,992	194,385
Cost of revenue
Subscription	32,273	21,294	93,644	54,551
Professional services	841	977	3,399	6,878
Total cost of revenue	33,114	22,271	97,043	61,429
Gross profit	45,287	44,398	126,949	132,956
Operating expenses
Sales and marketing(3)	57,140	43,497	150,920	131,420
Research and development	49,480	55,051	150,747	160,979
General and administrative	21,213	17,888	61,317	57,770
Total operating expenses	127,833	116,436	362,984	350,169
Loss from operations	(82,546)	(72,038)	(236,035)	(217,213)
Interest income	9,995	6,987	30,597	13,749
Other income (expense), net	409	2,032	(468)	66
Loss before provision for income taxes	(72,142)	(63,019)	(205,906)	(203,398)
Provision for income taxes	489	143	863	485
Net loss	$(72,631)	$(63,162)	$(206,769)	$(203,883)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.60)	$(0.57)	$(1.75)	$(1.87)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	120,486	110,735	118,259	108,869

(1)    Including related party revenue of $10,581 and $55,884 for the nine months ended January 31, 2024 and 2023, respectively, and $20,316 for the three months ended January 31, 2023.
(2)    Including related party revenue of $5,804 and $8,749 for the nine months ended January 31, 2024 and 2023, respectively, and $8,599 for the three months ended January 31, 2023.
(3)    Including related party sales and marketing expense of $810 and $10,546 for the nine months ended January 31, 2024 and 2023, respectively, and $3,515 for the three months ended January 31, 2023.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	January 31, 2024	April 30, 2023
Assets
Current assets
Cash and cash equivalents	$114,561	$284,829
Marketable securities	608,761	446,155
Accounts receivable, net of allowance of $359 and $359 as of January 31, 2024 and April 30, 2023, respectively(1)	173,478	134,586
Prepaid expenses and other current assets(2)	29,227	23,309
Total current assets	926,027	888,879
Property and equipment, net	91,003	84,578
Goodwill	625	625
Long-term investments	—	81,418
Other assets, non-current(3)	46,334	47,528
Total assets	$1,063,989	$1,103,028
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$19,845	$24,610
Accrued compensation and employee benefits	37,822	46,513
Deferred revenue, current(5)	39,121	47,846
Accrued and other current liabilities(6)	12,391	17,070
Total current liabilities	109,179	136,039
Deferred revenue, non-current	2,183	4
Other long-term liabilities	54,632	37,320
Total liabilities	165,994	173,363
Commitments and contingencies
Stockholders’ equity
Class A common stock	118	110
Class B common stock	3	3
Additional paid-in capital	1,914,450	1,740,174
Accumulated other comprehensive income (loss)	430	(385)
Accumulated deficit	(1,017,006)	(810,237)
Total stockholders’ equity	897,995	929,665
Total liabilities and stockholders’ equity	$1,063,989	$1,103,028
(1)     Including amounts from a related party of $74,620 as of April 30, 2023.
(2)     Including amounts from a related party of $4,983 as of April 30, 2023.
(3)     Including amounts from a related party of $11,279 as of April 30, 2023.
(4)     Including amounts due to a related party of $2,200 as of April 30, 2023.
(5)     Including amounts from a related party of $249 as of April 30, 2023.
(6)     Including amounts due to a related party of $2,448 as of April 30, 2023.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended January 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(206,769)	$(203,883)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	9,469	3,257
Non-cash operating lease cost	656	5,820
Stock-based compensation expense	159,032	168,474
Accretion of discounts on marketable securities	(13,238)	(1,990)
Other	110	211
Changes in operating assets and liabilities
Accounts receivable(1)	(38,892)	(63,609)
Prepaid expenses, other current assets and other assets(2)	(3,379)	(7,745)
Accounts payable(3)	(4,945)	(26,250)
Accrued compensation and employee benefits	171	1,069
Operating lease liabilities	14,330	(3,296)
Other liabilities(4)	6,296	(4,606)
Deferred revenue(5)	(6,546)	(10,197)
Net cash used in operating activities	(83,705)	(142,745)
Cash flows from investing activities:
Purchases of property and equipment	(22,718)	(59,767)
Capitalized software development costs	(2,750)	(1,000)
Purchases of marketable securities	(657,431)	(497,288)
Maturities and sales of marketable securities	590,299	674,440
Net cash (used in) provided by investing activities	(92,600)	116,385
Cash flows from financing activities:
Proceeds from issuance of Class A common stock under employee stock purchase plan	5,055	—
Proceeds from exercise of Class A common stock options	11,379	2,364
Taxes paid related to net share settlement of equity awards	(10,397)	(4,815)
Net cash provided by (used in) financing activities	6,037	(2,451)
Net decrease in cash, cash equivalents and restricted cash	(170,268)	(28,811)
Cash, cash equivalents and restricted cash at beginning of period	297,395	352,519
Cash, cash equivalents and restricted cash at end of period	$127,127	$323,708
Cash and cash equivalents	$114,561	$311,142
Restricted cash included in other assets	12,566	12,566
Total cash, cash equivalents and restricted cash	$127,127	$323,708
Supplemental disclosure of cash flow information—cash paid for income taxes	$760	$219
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$2,475	$12,618
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$1,858	$2,033
Unpaid liabilities related to intangible purchases	$—	$1,500
Vesting of early exercised stock options	$406	$842
(1)Including changes in related party balances of $12,444 and $46,295 for the nine months ended January 31, 2024 and 2023, respectively.
(2)Including changes in related party balances of $(810) and $(3,525) for the nine months ended January 31, 2024 and 2023, respectively.
(3)Including changes in related party balances of $248 and $(18,549) for the nine months ended January 31, 2024 and 2023, respectively.
(4)Including changes in related party balances of $(2,448) and $(2,510) for the nine months ended January 31, 2024 and 2023, respectively.
(5)Including changes in related party balances of $(46) and $186 for the nine months ended January 31, 2024 and 2023, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$45,287	$44,398	$126,949	$132,956
Stock-based compensation expense (1)	8,983	6,357	26,492	17,665
Employer payroll tax expense related to employee stock-based compensation (2)	405	201	1,243	773
Gross profit on a non-GAAP basis	$54,675	$50,956	$154,684	$151,394

Gross margin on a GAAP basis	58%	67%	57%	68%
Gross margin on a non-GAAP basis	70%	76%	69%	78%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(82,546)	$(72,038)	$(236,035)	$(217,213)
Stock-based compensation expense (1)	54,983	55,831	159,032	168,474
Employer payroll tax expense related to employee stock-based compensation (2)	1,773	1,175	5,547	4,208
Loss from operations on a non-GAAP basis	$(25,790)	$(15,032)	$(71,456)	$(44,531)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(72,631)	$(63,162)	$(206,769)	$(203,883)
Stock-based compensation expense (1)	54,983	55,831	159,032	168,474
Employer payroll tax expense related to employee stock-based compensation (2)	1,773	1,175	5,547	4,208
Net loss on a non-GAAP basis	$(15,875)	$(6,156)	$(42,190)	$(31,201)

GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.60)	$(0.57)	$(1.75)	$(1.87)
Non-GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.13)	$(0.06)	$(0.36)	$(0.29)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	120,486	110,735	118,259	108,869

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023
Cost of subscription	$8,674	$5,996	$25,244	$15,754
Cost of professional services	309	361	1,248	1,911
Sales and marketing	17,528	18,316	52,533	54,175
Research and development	18,757	23,646	52,475	72,768
General and administrative	9,715	7,512	27,532	23,866
Total stock-based compensation expense	$54,983	$55,831	$159,032	$168,474

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023
Cost of subscription	$392	$190	$1,183	$646
Cost of professional services	13	11	60	127
Sales and marketing	496	277	1,964	1,163
Research and development	738	618	1,970	1,947
General and administrative	134	79	370	325
Total employer payroll tax expense	$1,773	$1,175	$5,547	$4,208